Exhibit 10.10
SECURITY AGREEMENT
This SECURITY AGREEMENT (this “Agreement”) is entered into at Pittsburgh, Pennsylvania, as of December 13, 2010, between Orbit/FR, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham Pennsylvania 19044, Advanced ElectroMagnetics, Inc., a California corporation, with an address of 9311 Stevens Road San Tee CA 92071, Orbit Advanced Technologies, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham Pennsylvania 19044 and Flam & Russell, Inc., a Delaware corporation, with an address of 506 Prudential Road, Horsham Pennsylvania 19044 (collectively, the “Borrower” and each a “Borrower”) and Citizens Bank of Pennsylvania, a Pennsylvania, state-chartered bank, with an address of 525 William Penn Place, Pittsburgh, Pennsylvania 15219-1724 (the “Bank”).
FOR VALUE RECEIVED, and in consideration of the granting by the Bank of financial accommodations to or for the benefit of the Borrowers, including without limitation respecting the Obligations (as hereinafter defined), each Borrower represents to and agrees with the Bank, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:
1. GRANT OF SECURITY INTEREST
1.1 Grant of Security Interest. In consideration of the Bank’s extending credit and other financial accommodations to or for the benefit of the Borrowers, each Borrower hereby grants to the Bank a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined). The security interest granted by this Agreement is given to and shall be held by the Bank as security for the payment and performance of all Obligations (as hereinafter defined), including without limitation, all amounts due and owing to the Bank and all obligations respecting that certain Revolving Demand Note, dated 12/13, 2010, by Orbit/FR, Inc., Advanced ElectroMagnetics, Inc., Orbit Advanced Technologies, Inc. and Flam & Russell, Inc. in favor of the Bank in the original principal amount of $2,250,000.00 (the “Note”; and collectively, along with all other agreements, documents, certificates and instruments delivered in connection therewith, the “Loan Documents”), and any substitutions, modifications, extensions or amendments to any of the Loan Documents.
1.2 Definitions. The following definitions shall apply:
(a)
“Bank Affiliate” shall mean any “Affiliate” of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term “Affiliate” shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

(b)	“Code” shall mean the Pennsylvania Uniform Commercial Code, Title 13 PaCSA as amended from time to time.
(c)
“Collateral” shall mean all of each Borrower’s present and future right, title and interest in and to any and all of the personal property of any Borrower whether such property is now existing or hereafter created, acquired or arising and wherever located from time to time, including without limitation:

(i)	accounts;

(ii)	chattel paper;

(iii)	goods;

(iv)	inventory;

(v)	equipment;

(vi)	fixtures

(vii)	farm products;

(viii)	instruments;

(ix)	investment property;

(x)	documents;

(xi)	commercial tort claims;

(xii)	deposit accounts;

(xiii)	letter-of-credit rights;

(xiv)	general intangibles;

(xv)	supporting obligations; and

(xvi)	records of, accession to and proceeds and products of the foregoing.
(d)	“Debtors” shall mean each Borrower’s customers who are indebted to such Borrower.

(e)
“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities, rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options and amounts (including under Letters of Credit), liquidated or unliquidated, owing by any Borrower to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by any Borrower to the Bank or any Bank Affiliate; or are due indirectly by any Borrower to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents. Said term shall also include all interest and other charges chargeable to any Borrower or due from any Borrower to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement.

(f)	“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.
All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.
1.3 Ordinary Course of Business. The Bank hereby authorizes and permits each Borrower to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of such Borrower’s business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Bank’s security interest or other right hereunder in the proceeds resulting therefrom. The Bank also hereby authorizes and permits each Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at such Borrower’s own cost and expense, and also liability, if any, subject to the direction and control of the Bank at all times; and the Bank may at any time, without cause or notice, and whether or not an Event of Default has occurred or demand has been made, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to any Borrower with reference to the Collateral, and notify Debtors to make all payments due as proceeds of the Collateral to the Bank. Until Bank shall otherwise notify any Borrower, all proceeds of and collections of Collateral shall be retained by each Borrower and used solely for the ordinary and usual operation of such Borrower’s business. From and after notice by Bank to any Borrower, all proceeds of and collections of the Collateral shall be held in trust by each Borrower for Bank and shall not be commingled with any Borrower’s other funds or deposited in any Bank account of any Borrower; and each Borrower agrees to deliver to Bank on the dates of receipt thereof by such Borrower, duly endorsed to Bank or to bearer, or assigned to Bank, as may be appropriate, all proceeds of the Collateral in the identical form received by such Borrower.
1.4 Allowances. Absent an Event of Default each Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which shall not be done without first obtaining the Bank’s written consent in each instance) as such Borrower may reasonably deem to accord with sound business practice, including, without limiting the generality of the foregoing, accepting the return of all or any part of the inventory (subject to the provisions set forth in this Agreement with reference to returned inventory).
1.5 Records. Each Borrower shall hold its books and records relating to the Collateral segregated from all such Borrower’s other books and records in a manner satisfactory to the Bank; and shall deliver to the Bank from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of the merchandise or of the rendering of services; and each Borrower will deliver to the Bank promptly at the Bank’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as the Bank may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Bank’s security interest in the Collateral.
1.6 Legends. Each Borrower shall promptly make, stamp or record such entries or legends on such Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Bank shall request from time to time, to indicate and disclose that Bank has a security interest in such Collateral.

1.7 Inspection. The Bank, or its representatives, at any time and from time to time, shall have the right at the sole cost and expense of Borrowers, and each Borrower will permit the Bank and/or its representatives: (a) to examine, check, make copies of or extracts from any of any Borrower’s books, records and files (including, without limitation, orders and original correspondence); (b) to perform field exams or otherwise inspect and examine the Collateral and to check, test or appraise the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or any Borrower’s compliance with the provisions of this Agreement.
1.8 Purchase Money Security Interests. To the extent any Borrower uses proceeds of any loans to purchase Collateral, the repayment of such loans shall be on a “first-in-first-out” basis so that the portion of the loan used to purchase a particular item of Collateral shall be repaid in the order in which such Borrower purchased such item of Collateral.
1.9 Search Reports. Bank shall receive prior to the date of this Agreement UCC search results under all names used by each Borrower during the prior five (5) years, from each jurisdiction where any Collateral is located, from the State, if any, where each Borrower is organized and registered (as such terms are used in the Code), and the State where each Borrower’s chief executive office is located. The search results shall confirm that the security interest in the Collateral granted Bank hereunder is prior to all other security interests in favor of any other person.
2. REPRESENTATIONS AND WARRANTIES
2.1 Accounts and Contract Rights. All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Bank). No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by any Borrower will be delivered to the Bank (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Bank immediately upon receipt thereof by such Borrower, with such assignments and endorsements thereof as the Bank may request.
2.2 Title to Collateral. At the date hereof each Borrower is (and as to Collateral that such Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Bank), credits, defenses, recoupments, set-offs or counterclaims whatsoever. Each Borrower has and will have full power and authority to grant to the Bank a security interest in the Collateral and each Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of such Borrower’s right, title or interest therein), to any person other than the Bank. The Collateral is and will be valid and genuine in all respects. Each Borrower will warrant and defend the Bank’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.
2.3 Location of Collateral. Except for sale, processing, use, consumption or other disposition in the ordinary course of business, each Borrower will keep all inventory and equipment only at locations specified in this Agreement or specified to the Bank in writing. Each Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where such Borrower’s records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another location without giving the Bank at least thirty (30) days prior written notice thereof.

2.4 Third Parties. The Bank shall not be deemed to have assumed any liability or responsibility to any Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to any Borrower by the Bank (which shall automatically be deemed to be without recourse to the Bank in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Bank, by accepting such security interest in the Collateral, or by releasing any Collateral to any Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and each Borrower agrees to indemnify and defend the Bank and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.
2.5 Payment of Accounts. Each account or other item of Collateral, other than inventory and equipment, will be paid in full on or before the date shown as its due date in the schedule of Collateral, in the copy of the invoice(s) relating to the account or other Collateral or in contracts relating thereto. Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, each Borrower will immediately notify the Bank thereof.
3. AFFIRMATIVE COVENANTS
3.1 Inspection. Each Borrower will at all reasonable times make its books and records available in its offices for inspection, examination and duplication by the Bank and the Bank’s representatives and will permit inspection of the Collateral and all of its properties by the Bank and the Bank’s representatives. Each Borrower will from time to time furnish the Bank with such information and statements as the Bank may request in its sole discretion with respect to the Obligations or the Bank’s security interest in the Collateral. Each Borrower shall, during the term of this Agreement, keep the Bank currently and accurately informed in writing of each location where such Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another location without giving the Bank at least thirty (30) days prior written notice thereof.
3.2 Notice to Account Debtors. Each Borrower agrees, at the request of the Bank, to notify all or any of the Debtors in writing of the Bank’s security interest in the Collateral in whatever manner the Bank requests and, hereby authorizes the Bank to notify all or any of the Debtors of the Bank’s security interest in any Borrower’s accounts at the Borrowers’ expense.
3.3 Taxes. Each Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, retirement benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained. The Bank may, at its option, from time to time, discharge any taxes, liens or encumbrances of any of the Collateral, and the Borrowers will pay to the Bank on demand or the Bank in its sole discretion may charge to the Borrowers all amounts so paid or incurred by it.
3.4 Maintenance. Each Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition. Each Borrower will immediately notify the Bank of any loss or damage to or any occurrence which would adversely affect the value of any Collateral. The Bank may, at its option, from time to time, take any other action that the Bank may deem proper to repair, maintain or preserve any of the Collateral, and the Borrowers will pay to the Bank on demand or the Bank in its sole discretion may charge to any Borrower all amounts so paid or incurred by it.

3.5 Insurance. Each Borrower will maintain in force property and casualty insurance on all Collateral and any other property of such Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of such Borrower containing such terms and written by such companies as may be satisfactory to the Bank, such insurance to be payable to the Bank as its interest may appear in the event of loss and to name the Bank as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Bank’s approval; and all such policies shall provide that they may not be canceled without first giving at least Ten (10) days written notice of cancellation to the Bank. In the event that any Borrower fails to provide evidence of such insurance, the Bank may, at its option, secure such insurance and charge the cost thereof to the Borrowers. At the option of the Bank, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or as a payment on account of the Obligations. From and after the occurrence of an Event of Default, the Bank is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Bank, as a payment on account of the Obligations.
4. DEFAULT
4.1 Default. “Event of Default” shall mean the occurrence of one or more of any of the following events:
(a)
default of any liability, obligation, covenant or undertaking of any Borrower or any guarantor of the Obligations to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of any Borrower or any guarantor of the Obligations under any other Loan Document or any other agreement with the Bank;

(b)	failure of any Borrower or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Bank;
(c)	default of any material liability, obligation or undertaking of any Borrower or any guarantor of the Obligations to any other party;
(d)
if any statement, representation or warranty heretofore, now or hereafter made by any Borrower or any guarantor of the Obligations in connection with this Agreement or in any supporting financial statement of any Borrower or any guarantor of the Obligations shall be determined by the Bank to have been false or misleading in any material respect when made;

(e)
if any Borrower or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(f)
the death of any Borrower or any guarantor of the Obligations and, if any Borrower or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

(g)
the institution by or against any Borrower or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which any Borrower or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by any Borrower or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by any Borrower or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(h)	the service upon the Bank of a writ in which the Bank is named as trustee of any Borrower or any guarantor of the Obligations;

(i)
a judgment or judgments for the payment of money shall be rendered against any Borrower or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(j)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of any Borrower or any guarantor of the Obligations;

(k)	the termination or revocation of any guaranty of the Obligations; or

(l)
the occurrence of such a change in the condition or affairs (financial or otherwise) of any Borrower or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of any Borrower or any guarantor of the Obligations to the Bank has been or may be impaired.

4.2 Acceleration. If an Event of Default shall occur, at the election of the Bank, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable on DEMAND, which shall be due and payable on DEMAND, whether or not an Event of Default has occurred. In addition, the Bank may require that the Borrowers remit to the Bank cash collateral in an amount equal to 110% of the aggregate undrawn amount of all outstanding Letters of Credit at such time, such cash collateral to be held by the Bank in a cash collateral account on terms and conditions satisfactory to the Bank.
The Bank is hereby authorized, at its election, after an Event of Default or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Bank may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Bank may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by the Bank is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, each Borrower agrees that ten (10) days written notice to such Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Bank, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which each Borrower shall waive and release after default upon the Bank’s request therefor, and may be free of any warranties as to the Collateral if Bank shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of any Borrower to the Bank shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, each Borrower shall be responsible for repayment of the same, with interest. Upon demand by the Bank, each Borrower shall assemble the Collateral and make it available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and such Borrower. Each Borrower hereby acknowledges that the Bank has extended credit and other financial accommodations to the Borrowers upon reliance of each Borrower’s granting the Bank the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND and each Borrower hereby acknowledges that the Bank is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and each Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Bank.

The Bank shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, each Borrower hereby agrees that it will not invoke and irrevocably waives the benefits of any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed. Except as required by applicable law, the Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.
4.3 Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints the Bank as such Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrowers but for the sole benefit of the Bank, upon the occurrence of an Event of Default or after DEMAND with respect to Obligations payable on DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; to enforce collection of the Collateral, either in its own name or in the name of any Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to any Borrower and to take therefrom any remittances or proceeds of Collateral in which the Bank has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to any Borrower to such address as the Bank shall designate; to endorse the name of any Borrower in favor of the Bank upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of any Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of any Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of any Borrower any financing or other statement in order to perfect or protect the Bank’s security interest. The Bank shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Bank elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to any Borrower except for its own gross negligence or willful misconduct. All powers conferred upon the Bank by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of any Borrower or any guarantor or surety to the Bank shall remain unpaid or the Bank is obligated under this Agreement to extend any credit to any Borrower.
4.4 Nonexclusive Remedies. All of the Bank’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Bank at such time or times and in such order of preference as the Bank in its sole discretion may determine.
5. MISCELLANEOUS
5.1 Costs and Expenses. each Borrower shall pay to the Bank on demand any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, court costs, litigation and other expenses) incurred or paid by the Bank in establishing, maintaining, protecting or enforcing any of the Bank’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Bank in defending the Bank’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.
5.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

5.3 Severability. If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
5.4 Complete Agreement. This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.
5.5 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until released in writing by the Bank. Notwithstanding any such termination, the Bank shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Bank prior to such termination. The Bank may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Bank; and the Bank shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the Collateral. Each Borrower may not assign or transfer any of its rights or obligations under this Agreement. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
5.6 Further Assurances. Each Borrower will from time to time execute and deliver to Bank such documents, and take or cause to be taken, all such other or further action, as Bank may request in order to effect and confirm or vest more securely in Bank all rights contemplated by this Agreement and the other Loan Documents (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in the Collateral granted to the Bank by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral). To the extent permitted by applicable law, each Borrower authorizes the Bank to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. Bank may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Borrower is an organization, the type of organization and any organization identification number issued to such Borrower. Each Borrower agrees to furnish any such information to Bank promptly upon request. In addition, each Borrower shall at any time and from time to time take such steps as Bank may reasonably request for Bank (i) to obtain an acknowledgment, in form and substance satisfactory to Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Bank, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Bank, and (iii) otherwise to insure the continued perfection and priority of Bank’s security interest in any of the Collateral and the preservation of its rights therein. Each Borrower hereby constitutes Bank its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are irrevocably paid in full and the Collateral is released.
5.7 Amendments and Waivers. This Agreement may be amended and any Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Borrower shall obtain the Bank’s prior written consent to each such amendment, action or omission to act. No course of dealing and no delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Bank on any future occasion.

5.8 Terms of Agreement. This Agreement shall continue in full force and effect so long as any Obligations or obligation of any Borrower to Bank shall be outstanding, or the Bank shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between any Borrower and Bank and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of any Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between any Borrower and the Bank be construed to limit or otherwise derogate from any of the rights or remedies of Bank or any of the liabilities, obligations or undertakings of any Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.
5.9 Notices. Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code). Any notices under or pursuant to this Agreement shall be deemed duly received and effective if delivered in hand to any officer or agent of any Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to any Borrower or Bank at the address set forth in this Agreement or as any party may from time to time designate by written notice to the other party.
5.10 Governing Law. This Agreement shall be governed by federal law applicable to the Bank and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania.
5.11 Reproductions. This Agreement and all documents which have been or may be hereinafter furnished by any Borrower to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).
5.12 Jurisdiction and Venue. Each Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Pennsylvania, over any suit, action or proceeding arising out of or relating to this Agreement. Each Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to such Borrower’s address shown in this Agreement or as notified to the Bank and (ii) by serving the same upon such Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

5.13 JURY WAIVER. EACH BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED. EACH BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.
Executed as an instrument under seal as of Dec 13, 2010.

Borrower: Orbit/FR, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

Borrower: Advanced ElectroMagnetics, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

Borrower: Orbit Advanced Technologies, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

Borrower: Flam & Russell, Inc.
By:	/s/ Relland Winand
Relland Winand, CFO

By:	/s/ Per Iversen
Per Iversen, President & CEO

Accepted: Citizens Bank of Pennsylvania

By:	/s/ Christina Scott
Name: Christina Scott
Title: Vice President
© 2010 Medici, a division of Wolters Kluwer Financial Services